Exhibit 99.2

OLD DOMINION ELECTRIC COOPERATIVE

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Old Dominion Electric Cooperative (the “Company”) on Form 10-Q/A for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel M. Walker, Senior Vice President of Accounting and Finance of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 16, 2002	/s/ DANIEL M. WALKER
Daniel M. Walker Senior Vice President of Accounting and Finance (principal financial and accounting officer)